As filed with the Securities and Exchange Commission on September 5, 2007

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_________________________________

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_________________________________

PUREDEPTH, INC.
(Exact name of registrant as specified in its charter)

Delaware		20-4831825
(State or other jurisdiction of Incorporation or organization)	225 Shoreline Drive, Suite 610 Redwood City, California 94065 Telephone (650) 632-0800	(I.R.S. Employer Identification No.)

(Address of principal executive offices)
_______________________________

PUREDEPTH, INC. 2006 STOCK INCENTIVE PLAN
 (Full title of the Plan)
_______________________________

Jonathan J. McCaman
Chief Financial Officer
PureDepth, Inc.
225 Shoreline Drive, Suite 610
Redwood City, California  94065
Telephone (650) 632-0800
Facsimile (650) 632-0818
 (Name and address of agent for service)

Copy to:

   James M. Koshland, Esq.
Jenelle Cox, Esq.
DLA Piper US LLP
2000 University Avenue
East Palo Alto, California  94303
Telephone: (650) 833-2000

____________________________________

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered[1]	Proposed Maximum Amount to be Registered [2]	Proposed Maximum Offering Price Per Share[3]	Proposed Maximum Aggregate Offering Price[3]	Amount of Registration Fee
2006 Stock Incentive Plan Common Stock ($0.001 par value)	8,500,000[4]	$1.31	$11,135,000	$341.85

1 The securities to be registered include options and rights to acquire Common Stock.

2 Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

3 Calculated solely for purposes of this offering under Rule 457(h), the price is based upon the average of the high and low prices of the Common Stock on September 4, 2007 as reported on the OTC Bulletin Board.

4 Represents shares available for issuance upon the exercise of equity awards under the PureDepth, Inc. 2006 Stock Incentive Plan.

Pursuant to General Instruction E to Form S-8, this Registration Statement on Form S-8 registers the offer and sale of an additional 8,500,000 shares of the Registrant’s Common Stock for the issuance under the 2006 Stock Incentive  Plan.  The contents of the prior Registration Statement for the 2006 Stock Incentive Plan, Filing No. 333-139884, to the extent they are not updated herein, are incorporated by reference.

PART II

Item 3.  Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference herein:

(a)	Annual Report on Form 10-KSB for the fiscal year ended January 31, 2007 filed on May 31, 2007, as amended on Form 10-KSB/A on June 1, 2007;

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above; and

(c)
The description of the Registrant’s Common Stock contained in the Registrant’s registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

Common Stock

All shares of our common stock have equal voting rights and are entitled to one vote per share in all matters to be voted upon by our stockholders.  The shares of common stock do not entitle their holders to any preemptive, subscription, conversion or redemption rights, and may be issued only as fully paid and non-assessable shares.  Cumulative voting in the election of directors is not permitted, which means that the holders of a majority of the issued and outstanding shares of common stock represented at any meeting at which a quorum is present will be able to elect our entire board of directors if they so choose.  In that event, the holders of the remaining shares of common stock will not be able to elect any directors.  In the event of our liquidation, each stockholder is entitled to receive a proportionate share of the assets available for distribution to stockholders after the payment of liabilities and after distribution in full of preferential amounts, if any, to be distributed to holders of our preferred stock, if any.  Holders of shares of common stock are entitled to share pro rata in dividends and distributions with respect to the common stock when, as and if declared by our board of directors out of funds legally available for dividends.  This is after requirements with respect to preferential dividends on, and other matters relating to, the preferred stock, if any, have been met.  We have not paid any dividends on our common stock and intend to retain earnings, if any, to finance the development and expansion of our business.  Future dividend policy is subject to the discretion of the board of directors.  All issued and outstanding shares of our common stock are fully paid and non-assessable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Under Article 6 of the Registrant’s Bylaws, each director and officer of the Registrant will be indemnified to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Registrant or, while a director or officer of the Registrant, is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such director or officer.  However, the Registrant shall be required to indemnify a director or officer in connection with a proceeding commenced by such director or officer only if the commencement of such proceeding (or part thereof) by the director or officer was authorized by the Board. The Registrant’s Certificate of Incorporation also eliminates the liability of directors of the Registrant for monetary damages to the fullest extent permissible under Delaware law.

Section 145 of the Delaware General Corporation Law states:

(a) A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action arising by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b)  A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense which the Court of Chancery or such other court shall deem proper.

The Registrant maintains insurance on behalf of its officers and directors, insuring them against liabilities that they may incur in such capacities or arising out of this status.

The above discussion of the Registrant’s Certificate of Incorporation and Bylaws and of Section 145 of the Delaware General Corporation Law is not intended to be exhaustive and is respectively qualified in its entirety by such Certificate of Incorporation, Bylaws and statute.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

See Exhibit Index.

Item 9.  Undertakings.

The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on this 5th day of September, 2007.

PureDepth, Inc.

By:	/s/ Jonathan J. McCaman
Jonathan J. McCaman Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature to this Registration Statement appears below hereby constitutes and appoints Thomas M. Marcus and Jonathan J. McCaman as his or her true and lawful attorneys-in-fact and agents, with full power of substitution, to sign on his or her behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments to this Registration Statement and any and all instruments or documents filed as part of or in connection with this Registration Statement or the amendments thereto and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.  The undersigned also grants to said attorney-in-fact, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted. This Power of Attorney shall remain in effect until revoked in writing by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Thomas L. Marcus Thomas L. Marcus	Interim Chief Executive Officer and Director (Principal Executive Officer)	September 5, 2007

/s/ Jonathan J. McCaman Jonathan J. McCaman	Chief Financial Officer (Principal Accounting and Financial Officer)	September 5, 2007

/s/ Mark Kalow Mark Kalow	Director	September 5, 2007

/s/ John Floisand John Floisand	Director	September 5, 2007

/s/ Kristin Bowman Kristin Bowman	Director	September 5, 2007

INDEX TO EXHIBITS

Exhibit	Description
4.1
Certificate of Incorporation of the Registrant is incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 5, 2006.

4.2
Certificate of Amendment to Certificate of Incorporation of the Registrant is incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 5, 2006.

4.3
Bylaws of the Registrant are incorporated by reference to Exhibit 3.5 to the Company’s Optional Form for Registration of Securities to be Sold to the Public by Small Business Issuers on Form SB-2 filed with the Securities and Exchange Commission on May 30, 2006.

5.1	Opinion of DLA Piper US LLP.
23.1	Consent of DLA Piper US LLP (included in Exhibit 5.1).
23.2	Consent of Independent Registered Public Accounting Firm – Mark Bailey & Company, Ltd.
24.1	Power of Attorney (included on the signature page to this registration statement).
99.1
PureDepth, Inc. 2006 Stock Incentive Plan, as amended, is incorporated by reference to Exhibit 10.7 to the Company’s Optional Form for Registration of Securities to be Sold to the Public by Small Business Issuers on Form SB-2/A filed with the Securities and Exchange Commission on August 29, 2007.